                                                                 EXHIBIT 10.4

                       AUTHORIZED DISTRIBUTOR AGREEMENT
                 AMERICAN COMPUTER AND ELECTRONICS CORPORATION

1.  APPOINTMENT

    American Computer and Electronics Corporation, A Maryland Corporation (Hereinafter referred to as "the Company"), located in Gaithersburg, Maryland 20877, hereby appoints AmerInd, Inc., (hereinafter referred to as "the Distributor") as an Authorized Distributor for the sale of the Products specified in Appendix A, attached hereto and incorporated by reference into this Agreement. The geographical area and/or target market(s) in which the distributor is measured in fulfilling distributor's responsibilities specified herein is specified in Appendix B.

2.  TERM

    The initial term of this Agreement and the distributorship, hereby created shall be from May 1, 1991 to December 31, 1996, unless sooner terminated as hereinafter provided. The Agreement and any renewal thereof may be extended for an additional one year term by mutual written agreement between parties.

3.  COMPANY - DISTRIBUTORSHIP RELATIONSHIP

    The distributorship is exclusive and non-assignable by the Distributor without the written consent of the Company. The relationship between the Company and the Distributor shall be that of Seller and Buyer. The Distributor, and its officers, agents and employees shall under no circumstances be considered to be agents or representatives of the Company, and except as the Company may specifically authorize in writing by the Company, the Company, the Distributor shall have no right to enter into any contracts or commitments in the name or on behalf of the Company or to bind the Company in any respect whatsoever. The Distributor will not represent any Company or product that directly competes with the Company's products.

4.  COMPANY'S RESPONSIBILITIES

    The Company agrees that so long as that distributorship is in effect it will, subject to and in accordance with the terms and conditions herein expressed:

    (a) Sell the Products covered by this Agreement to the Distributor for its resale or lease.

    (b)  Furnish to the Distributor sales promotional aids.

    (c) Furnish to the Distributor sales support through its Headquarters and Field Sales organizations.

    (d) Keep the Distributor regularly advised of changes in published specifications and design of the Products.

    (e) Indicate to the public that the Distributor is an Authorized Distributor of the Products listed in Appendix A.

    (f) Provide the product sales and service training and assistance in sales planning for the Distributor.

    (g) Provide for product service to the ultimate user of the Product in accordance with the terms of the Company's standard contract for maintenance service.

5.  DISTRIBUTORS RESPONSIBILITIES

    The Distributor agrees that it will, subject to the provisions of this Agreement and so long as this distributorship is in effect:

    (a) Will make every reasonable effort to develop business and to promote the sale and/or lease of and to sell or lease the Products covered by this Agreement.

    (b) Maintain a sales organization which actively solicits the sale and/or lease of Products covered by this Agreement.

    (c) Support the Company's sales promotion as requested by taking mutually agreed upon action in communicating and carrying out advertising the promotional programs which the Company may make available.

    (d) Include a representative listing of the Products covered by this Agreement in any catalog issued by the Distributor.

    (e) Have its sales personnel attend product sales and service training courses offered by the Company from time to time.

    (f) Provide product support and service to its customers as more particularly provided for in paragraph 27.

    (g) Furnish Products, technical information and other related sales assistance to potential customers who are referred to the Distributor by the Company for handling.

6.  PRICES

    (a) The Products to be purchased and sold during the initial term and succeeding terms of this Agreement shall be those set forth in Appendix A. Company agrees to sell and the Distributor agrees to buy such Products in accordance with the prices set forth in Appendix A, subject to written acceptance by the Company which may accept or reject any order. Such acceptance shall not be unreasonably withheld.

    (b) The Company reserves the right to increase prices upon sixty (60) days prior written notice to the Distributor. Such changes in pries shall be subject to the price protection provisions set forth in paragraph 8.7.

7.  PRICE PROTECTION

    In the event the Company changes its prices on any Products, the Distributor shall be offered price protection as herein specified.

    (a)  Price Increase

    In the event of a price increase, the Company shall be bound to honor any order(s) at prior prices accepted prior to the effective date of the price increase.

    (b)  Price Decrease

    In the event of a price reduction, orders of Products affected by the price reduction shall be adjusted to reflect the price decrease. Products in transit prior to the effective date of the price reduction shall be subject to the price reduction provided, however, that the Distributor applies for the price reduction within (30) days after the effective date of the announced price reduction.

    (c) Notwithstanding anything to the contrary set forth in this paragraph 7, the Company agrees to negotiate in good faith with the Distributor in order to provide price protection to the Distributor for its outstanding quotes identified in writing to the Company within thirty (30) days from the date the Company notifies the Distributor of a change in its prices.

8.  DELIVERY

    Delivery of the Products purchased by the Distributor shall be made by the Company F.O.B. point of shipment (freight collect) and fide thereto shall pass to

    Distributor once such Products are delivered to the carrier. Risk of loss or damage shall pass to the Distributor upon delivery of the Products to the carrier.

9.  EXCUSABLE DELAYS

    Shipping dates given prior to shipment are approximate and are based upon prompt receipt of all necessary information. Company shall not be liable for failure to meet such dates nor for delays in delivery due to causes beyond its reasonable control or acts of God,, acts of Distributor, acts of civil, governmental or military authority, priorities fires, strikes, or other labor disturbances, floods, epidemics, wars, riots, delays in transportation or car shortages, or inability on account of causes beyond its reasonable control to obtain necessary labor, materials. components or manufacturing facilities. In the event of any such delays the date of delivery or of performance shall be extended for a period equal to the time lost by reason of the delay.

10. PRODUCT CHANGE AND DISCONTINUANCE OF PRODUCTS

    (a) The Company shall have the right, at its absolute discretion, and without thereby incurring any liability to the Distributor with respect to any purchase order theretofore placed, or otherwise, to change the design or to discontinue the manufacture or sale of any Products covered by this Agreement.

    (b)  The Company shall endeavor to notify the Distributor at lease ninety
         (90) days prior to the delivery of any Products which incorporate a change in design that shall, in the Company's reasonable opinion affect the marketability of any Product The Company shall also endeavor to notify the Distributor at lease ninety (90) days prior to the discontinuance of manufacture or sale of any Products covered by this Agreement. The Company, however, shall not incur any liability to the Distributor for its failure to so notify the Distributor.

11. PAYMENTS AND FINANCIAL CONDITION

    (a) Terms of payment shall be in U.S. dollars, either within sixty (60) days from date of invoice or five (5) days from Distributor's receipt of payment by the customer, whichever occurs first. If invoices are not paid when due, the Distributor agrees to pay "Late Charges" on the unpaid delinquent balance at an interest rate not to exceed 1 1/2% per month.

    (b) In the event that the Company offers discounts for early payment to the Distributor, the Distributor agrees to extend the same payment terms to the customer. Such discounts shall apply to the Distributor's entire price of the items on which the Company offers a payment discount. These discounts must be mutually agreed upon discounts.

    (c) If Distributor's financial condition at any time does not jusfify continuance of the work to be performed by any hereunder on the agreed terms of payment, Company may require partial payment in advance. Any order for Products by Distributors all constitute a representation that Distributor is solvent. In the event of Distributor's bankruptcy or insolvency or in the event any proceeding is brought against Distributor, voluntarily or involuntarily, under the bankruptcy or any insolvency laws, Company shall be entitled to cancel any order than outstanding at any time during the period allowed for filing claims against the estate and shall receive reimbursement for its proper cancellation charges. Company rights under this provision are in addition to all rights available to it at law or in equity. Company specifically reserves the right to establish credit rotation based upon Distributor's financial condition, and to delay manufacture or shipment of specific purchase orders based upon these limitations.

12. TAXES

    The Company's prices do not include sales, use, excise or similar taxes. Consequently, in addition to the Companies prices in effect at the time of sale, the Distributor shall pay or reimburse the Company of, the gross amount of any present or future sales, use, excise or similar tax applicable to the price, sale or furnishing of any services or Products hereunder, or their use by the Company or the Distributor, or in lieu thereof the Distributor shall provide the Company with a tax exemption certificate acceptable to the taxing authorities.

13. PRODUCT SALE TRAINING

    (a) The Company shall provide a limited quantity of tuition free product related sales training courses. The time and location shall be announced by the Company. The Distributor shall be responsible for travel and living expenses of its personnel attending such courses.

    (b) Training courses shall be structured to instruct sales personnel of the product(s) configuration and operation, product(s) options/accessories and operation, competitive features, benefits, selling tips, etc. A limited quantity of printer material and sales aids associated with such training shall be provided at no charge by the Company.

14. SALES SUPPORT LITERATURE

    (a) The Company shall provide at no charge to the Distributor, up to a maximum o 5000/year, its standard sales promotional literature, such as brochures, specification sheets and application sheets.

    (b) Standard sales promotional literature excess of the maximum set forth in (a) above required by the Distributor and/or sales promotional literature customized for the Distributor shall be paid for by the Distributor.

15. MAINTENANCE TRAINING AND DOCUMENTATION

    (a)  Maintenance Training

         (1) Training courses at published tuition rates are held periodically throughout the year at the Company's training facility. The training course is structured to teach the serviceman to perform mechanical adjustment and parts replacement. Electronic theory is taught to the functional block diagram level necessary to identify and swap a replacement board.

         (2) When requested by the Distributor, within the first six months of this Agreement, or within six months from the introduction date of any new product(s) purchased by the Distributor, the Company shall provide such training, tuition free, for up to five (5) of the Distributor's employees per year. The Distributor shall be responsible for travel and living expenses of its employees attending such courses.

    (b)  Maintenance Documentation

         When requested by the Distributor, during the initial term of this Agreement, or within six months from the introduction date of any new product(s) purchased by the Distributor, the Company shall provide at no charge up to five (5) service manuals. Update service shall be provided at no charge during the initial term of the Agreement and any renewal(s) thereof.

16. SPECIAL PROMOTIONS/SALE

    The Company may decide, from time to time, in its sole discretion, to offer special prices to the Distributor in conjunction with the purchase by the Distributor of demonstration Products, or with the introduction of new products, options or accessories, or for any other reason, in order to promote sales to the public. In the event such special promotions/sales are offered by the Company, the Distributor may accept such offerings in accordance with the special terms and conditions associated with said special promotions/sales.

17. CUSTOMIZED PRODUCTS

    The Company may agree, it its sole discretion, if requested by the Distributor, to furnish products or parts manufactured to an individual customer's or to the Distributes specification to design. The prices and the terms and conditions of such customized products shall be negotiated between the Company and the Distributor. All sales of such customized products shall be made with the understanding that the inventory adjustment and repurchase provisions as set forth in paragraph 12 and 33 shall not apply.

18. BUSINESS PLAN/REVIEW

    (a) The parties recognize that, if this Agreement is not commercially successful, either or both of the parties may wish to terminate the Agreement or may not wish to extend the Agreement for additional one year term(s). In order to measure whether this Agreement is commercially successful, the Distributor and the Company agree to prepare a yearly business plan for Distributor which shall be attached to and shall become a pan of this Agreement. The business plan shall set forth mutually acceptable Product and dollar quotas by quarter. The business plan may also include other elements including, without limitation, sales/service training and promotion schedules and demonstration equipment requirements.

    (b) The parties agree to meet at least once during each calendar quarter to review Distributor's progress under the business plan and, if necessary, to develop plans for improvements in performance required to realize the objectives of the business plan.

    (c) The Company will measure the effectiveness of Distributor's performance under this Agreement against the objectives set forth in the business plan. If Distributor fails to meet all of the quarterly Product (s) quotas set forth in the business plan for two successive quarters, the Company shall have the right to terminate this Agreement with respect to the Product(s) involved or to terminate this Agreement it its entirety pursuant to paragraph 32 a
         (5).

19. WARRANTY

    (a) Company warrants that Products and any services furnished hereunder will be free from defects in material and workmanship and will be of the kind of quality specified in Company's published warranty for that Product.

    (b) The Distributor agrees to maintain a record of all of its sales by product type for a period of three (3) years in order to assist the Company in the administration of the warranty and any voluntary or mandatory field retrofit which mat be required during such time period.

20. PRODUCT SUPPORT AND SERVICE

    The parties recognize that users of the Products to be sold by the Distributor under this Agreement shall require, in a timely fashion, product support and service, such as installation of the Products, and add-on options, as well as replacement parts, repair and maintenance service. In recognition of such product support and service requirements, the Distributor agrees to either:

    (a) maintain an adequate inventory of replacement parts, provide installation, repair and maintenance service under the provisions of the Authorized Warranty Service Center Agreement, or

    (b) advise the customer that the Distributor is not furnishing such services, and that such services are available from the Company. `Me Company shall provide the Distributor with a "Product Support and Service Procedure" to be used in the event this election (b) is applicable.

21. PATENTS

    (a) The Company shall defend any suit or proceeding brought against the Distributor or a subsequent purchaser so far as based on a claim that any Product or any part thereof furnished under this Agreement constitutes an infringement of any patent of the United States, if notified promptly in writing and given authority, information and assistance (at the Company's expense) for the defense of same, and the Company shall pay all damages and costs awarded therein against the Distributor. In case any Product or any part thereof is in such suit held to constitute infringement and shall at its own expense either procure for the Distributor or the subsequent purchaser the right to continue using said Product, or part, or replace same with a noninfringing, Product, or part, or modify it so it becomes no-infringing, or refund the purchase price, less reasonable depreciation thereof The foregoing states the entire liability of the Company for patent infringement by any such Product or any part thereof.

    (b) The preceding paragraph shall not apply to any product or part specified by the Distributor or manufactured to the Distributor's design, or to the use of any product furnished hereunder in conjunction with any other product in a combination not furnished by the Company as a part of this transaction. As to any such product, part, or use in such combination, the Company assumes no liability whatsoever for patent infringement and the

         Distributor will hold the Company harmless against any infringement claims arising therefrom.

22. TRADEMARKS

    (a) The Distributor shall not use directly or indirectly, in whole or in part, the Company's signature, or any other trademark or name that is now or may hereafter be owned by the Company, as part of the Distributor's corporate or business name, or in any way in connection with the Distributors business except in the manner, and to the extent that the Company may specifically consent to in writing. If any such trademarks or names are issued in any way by the Distributor's business except in the manner, and to the extent that the Company may specifically consent to in writing. If any such trademarks or names are used in any way by the Distributor with the express written approval of the company, the Distributor, upon the termination of this Agreement, shall delete and discontinue all such use and shall not thereafter use any name, title or expression in connection with any business in which the Distributor may thereafter be engaged which, in the judgment of the Company, so nearly resembles any trademark of name, or part thereof, owned by the Company as may be likely to lead to confusion or uncertainty on the part of the public.

    (b) The proper use of the Company's trademarks is described in the Company's published trademark procedure.

23. DISCLOSURE OF INFORMATION

    Any information, suggestions or ideas transmitted by on party to the other in connection with the performance of this Agreement are not to be regarded as secret or submitted in confidence except as may be otherwise provided in a writing signed by the duly authorized representatives of the parties.

24. LIMITATION OF LIABILITY

    (a) In no event, whether as a result of breach of contract, warranty or tort, shall Company be liable for any consequential or incidental damages including, but not limited to loss or profit or revenues, loss of use of the product or any capital, cost of substitute products, facilities, service or replacement power, down time costs, or claims of Distributor's customers for such damages.

    (b) Except as provided in the paragraph entitles "Patents", the Company's liability on any claim of any kind for any loss or damage arising out of, or resulting from this Agreement, or from its performance or breach, or from the products or services furnished hereunder, shall in no case exceed the price of the specific product or service which gives rise to the claim. Except as to title, any such liability shall terminate upon expiration of the warranty period provided for herein.

25. TERMINATION

    (a)  This Agreement may be terminated:

         (1) by either party at will, with or without cause, upon not less than sixty (60) days written notice of the other party.

         (2) by either party upon one day written notice in the event that either party ceases to function as a going concern or to conduct its operations in the normal course of business, has a receiver appointed for it or an application made of appointment of such a receiver, files or has filed against it a petition under the Federal Bankruptcy Code, or makes an assignment of the benefit of its creditors.

         (3) by the Company upon one day written notice in the event that the Distributor attempts to assign this Agreement or any rights hereunder without the Company's written consent.

         (4) by the Company upon ten (10) days written notice in the event that Distributor fails to make any payment to the Company when due under the terms of this Agreement.

         (5) by either party in the event of a material breach of this Agreement by the other party which is not remedied within ten
              (10) days after written notice of such breach is given by the non-breaching party to the other party.

    (b) All orders in effect on the date of termination of this Agreement shall be automatically canceled as of such date.

    (c) In the event that this Agreement is terminated in accordance with subparagraphs (a) (1), (a) (4) or (a) (5) above, the Company will accept orders from Distributor priced in accordance with Distributor pricing m effect at the time of order on C.O.D. terms for additional Product(s) which Distributor is contractually obligated to furnish to its customers as of the termination date; provided, however, that Distributor must provide the Company with written notice of such obligations on or before the 10th day following the termination date.

26. NO LIABILITY TERMINATION

    Neither the Company nor the Distributor shall, by reason of the deletion of any product or the termination or non-renewal of the Distributors distributorship of said products, be liable to the other for compensation, reimbursement or damages on account of, the loss or prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business of goodwill of the Company of the Distributor or otherwise.

27. NOTICE

    Any notice or demand which under the terms of this Agreement must or may be made shall in be writing and shall be given or made by telegram or similar communication or by certified or registered mail addressed to the respective parties as follows:

    the Distributor: Deloris Assahna
                     ---------------------------------------------------------
                     Contracts Administrator
                     ---------------------------------------------------------
                     Amerind, Inc.
                     ---------------------------------------------------------
                     1310 Braddock Place
                     ---------------------------------------------------------
                     Alexandria, Virginia 22314
                     ---------------------------------------------------------
    The Company:     Vice President - TMS Division
                     American Computer and Electronics Corporation
                     Gaithersburg, Maryland 20977

    Such notice or demand shall be deemed to have been given or made when sent in the use of telegram or other similar communication or when deposited, postage prepaid in the U.S. Mail.

    The above addresses may be changed at any time by giving written notice as provided above.

28. FAILURE TO ENFORCE

    The failure to either party to enforce at any time or for any period of time the provisions hereof shall not be construed to the a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

29. GOVERNING LAW

    The Agreement and any extension, modification, renewal, change or amendment hereto shall be governed by the laws of the Commonwealth of Maryland.

30. EXECUTION AND MODIFICATION

    This instrument contains the entire and only agreement the parties respecting the sale to and the purchase and distribution by the Distributor of the Products listed in Appendix A and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party. This instrument supersedes all pre-existing agreements or arrangements between the parties relating to the purchase, sale or distribution by the Distributor of the Products. This instrument shall not be effective or binding upon either party until signed by authorized representative of both parties, not shall any change, modification extension, renewal, ratification , rescission, discharge, waiver, or termination of this Agreement or of any of the provisions herein contained, be binding upon either party until made in writing and signed by authorized representatives of parties.

IN WITNESS THEREOF, the parties have executed this Agreement by their duly authorized representatives.


AMERICAN COMPUTER AND
ELECTRONICS CORPORATION                     DISTRIBUTOR  AmerInd, Inc.
                                                         ----------------------

BY: /s/ S. Joseph Dorr                      BY: /s/
   -------------------------------              ------------------------------

TITLE: Vice President                       TITLE: Executive Vice President
       ---------------------------                 ----------------------------

DATE: July 16, 1991                         DATE: July 23, 1991
      ----------------------------                -----------------------------